Exhibit 99.1

Kohl’s Corporation Announces Proposed Private Offering of Senior Secured Notes

MENOMONEE FALLS, Wis—(BUSINESS WIRE)— May 13, 2025 — Kohl’s Corporation (NYSE: KSS) (“Kohl’s) announced today the commencement of a private offering (the “Offering”) of approximately $360 million aggregate principal amount of senior secured notes due 2030 (the “Notes”). The Notes are expected to be secured by, among other collateral, 11 distribution centers and e-commerce fulfillment facilities, which will be held in a newly-formed holding company. The Offering is subject to market and other conditions, and there is no assurance that the Offering will be completed or, if completed, the terms on which it will be completed.

Kohl’s intends to use the net proceeds from the sale of the Notes in a series of transactions resulting in the repayment of borrowings under its revolving credit facility. Kohl’s expects to borrow under its revolving credit facility to repay all of its 4.25% notes due 2025 at maturity.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. Kohl’s plans to offer and issue the Notes only to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S. The Notes will be subject to restrictions on transferability and resale and may not be transferred or resold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom and in compliance with other applicable securities laws.

This press release shall not constitute an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell, or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The Offering is made only by, and pursuant to, the terms set forth in the related offering memorandum. The Offering is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

ABOUT KOHL’S

Kohl’s is a leading omnichannel retailer built on a foundation that combines great brands, incredible value and convenience for our customers. Kohl’s is uniquely positioned to deliver against its long-term strategy and its purpose to take care of families’ realest moments. Kohl’s serves millions of families in its more than 1,100 stores in 49 states, online at Kohls.com, and through the Kohl’s App. With a large national footprint, Kohl’s is committed to making a positive impact in the communities it serves.

FORWARD-LOOKING STATEMENTS

Certain statement in this press release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties that could cause results to be materially different from expectations. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “pursue,” “going forward,” and similar expressions intended to identify forward-looking statements. Forward-looking statements are based on management’s then current views and assumptions and, as a result, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, which could be negatively impacted by a number of factors including, but not limited to, those set forth in the Kohl’s Annual Report on Form 10-K for the year ended February 1, 2025 and in Kohl’s other reports filed from time to time with the U.S. Securities and Exchange Commission. Many of these risk factors are outside of Kohl’s control. If Kohl’s is not successful in managing these risks, they could have a negative impact on Kohl’s financial results and cause its actual results to differ materially from any forward-looking information provided. Kohl’s hereby qualifies its forward-looking statements by these cautionary statements. These forward-looking statements relate to the date initially made, and except as required by law, Kohl’s assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONTACTS:

Investor Relations:

Jill Timm, (262) 703-2203, jill.timm@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com